Exhibit 10.15

AMENDMENT TO THE PENTAIR, INC.

MANAGEMENT INCENTIVE PLAN

The Pentair, Inc. Management Incentive Plan (the “MIP”) as currently in effect is hereby amended effective January 1, 2003 as follows:

1.     The section entitled “Qualifying Positions and BOC Percentages” is hereby deleted and replaced with the following:

Qualifying Positions and BOC Percentages

Bonus Opportunity Category (“BOC”) percentages are assigned to each salary grade level by the Pentair, Inc. Compensation Committee based on competitive market data. Individuals who move between grades during the year will have Incentive Award calculations completed for each BOC percentage prorated for the number of months at each BOC percentage. Annual awards under the MIP are determined by multiplying the participant’s base salary by his or her Bonus Opportunity Category percentage (a percentage of base salary based on salary grade level), by the performance factor achieved by the participant (measured against the performance goals, and weightings for such goals, established by the Committee). The Committee, at its discretion, may add salary grade levels to the Plan and may change the BOC percentage it assigns to a salary grade.

2.     The sections entitled “Incentive Awards,” “Establishment of Company Goals and Factors,” “Corporate and Subsidiary Performance Factor” and “Individual Performance Factor” are hereby deleted and replaced with the following new section:

Performance Goals

The Compensation Committee shall establish annual performance goals for each participant using one or more of the following business measurements of Pentair or one of its business units as selected by the Compensation Committee: net income; stockholder return; stock price appreciation; earnings per share; revenue growth; return on investment; return on invested capital; earnings before interest, taxes, depreciation and amortization; operating income; market share; return on sales; asset reduction; cost reduction; return on equity; cash flow; and new product releases. The Compensation Committee may also use individual performance measures such as strategy deployment. The Compensation Committee shall also establish the weight to be given to each performance goal for the year.

3.     The foregoing amendments shall apply to individuals who are participants under the MIP on January 1, 2003, or thereafter.

The undersigned, by the authority of the Board of Directors of Pentair, Inc., does hereby approve the form and content of this amendment to the MIP.

Dated:

Louis Ainsworth,
Senior Vice President, General Counsel and Secretary of Pentair, Inc.

The undersigned, by the authority of the Board of Directors of Pentair, Inc., does hereby execute the foregoing document for and on behalf of Pentair, Inc. effective as of January 1, 2003.

PENTAIR, INC.

Dated:	By:

Its:

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